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                                                                   EXHIBIT 10.12



                                                                 August 18, 1998

Mr. Robert Norton
Florists' Transworld Delivery, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

Dear Bob:

     This letter sets forth the terms of your employment with Florists' Transworld Delivery, Inc. ("FTD").

     Duties.     You shall serve as President and Chief Executive
Officer of FTD through September 30, 2003 and shall perform the duties assigned by FTD from time to time that are consistent with your position.
You shall devote your entire business time to the affairs of FTD, to the performance of your duties under this Agreement and to the promotion of FTD's interests.

     Compensation.     As full compensation for the performance by you of your
duties under this Agreement, FTD shall compensate you as follows:

          (a)     Salary.     During the term of this Agreement, FTD shall pay
to you a salary of $300,000 per year, payable in the periodic installments ordinarily paid by FTD to employees of FTD at comparable levels to you. You shall be entitled to such merit increases in base salary as the Board of Directors may determine, in its discretion.

          (b)     Performance Bonus.     FTD shall pay to you a performance
bonus ("Performance Bonus") as set by the Board of Directors based upon performance criteria to be set by the Board. Your Performance Bonus for 1999 and an "Additional Special Performance Bonus" are set forth in the schedule attached hereto as Exhibit A.

          (c)     Stock Option Plan and Stock Subscription Plan.     You (i)
have been entitled to participate in FTD's stock option plan pursuant to a non-qualified stock option agreement substantially in the form of Exhibit B,
(ii) have been afforded the opportunity to purchase FTD's stock pursuant to a stock subscription agreement substantially in the form of Exhibit C, and (iii) have been awarded Company stock pursuant to two restricted stock award agreements substantially in the form of Exhibits D and E.

          (d)     Paid vacation.     You shall be entitled to four weeks of
paid vacation for each year of employment.

          (e)     Benefits.     You shall be entitled to all additional
employment-related benefits that are made available from time to time to employees of FTD at comparable levels to you.
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         (f)     Expense reimbursement.  FTD shall reimburse you, in
accordance with the practice from time to time in effect for other employees of FTD, for all reasonable and necessary traveling expenses and other disbursements incurred by you, for or on behalf of FTD, in the performance of your duties under this Agreement.

    Severance. FTD shall have the right to terminate your employment by giving you written notice of the effective date of the termination. If your employment is terminated without cause by FTD, FTD will pay you continued salary for 24 months from such effective date or until September 30, 2003, whichever is earliest. FTD's severance obligations are subject to your best efforts to mitigate. FTD shall have no further obligation hereunder.

    Confidential Information and Non-Competition. You agree to enter into a separate agreement with FTD (attached hereto as Exhibit F) which provides for
(i) non-disclosure of confidential information, (ii) non-competition and (iii) non-solicitation of customers, suppliers and employees. Such agreement will be effective until three years after your employment with FTD is terminated.

    Miscellaneous. This Agreement shall be governed by the laws of the State of Illinois, excluding the conflicts-of-laws principles thereof. You and FTD consent to jurisdiction and venue in any federal or state court in the City of Chicago. This Agreement and the accompanying Exhibits A-F state our entire agreement and understanding regarding your employment with FTD. This Agreement may be amended only by a written document signed by both you and FTD. No delay or failure to exercise any right under this Agreement waives such rights under the Agreement. If any provision of this Agreement is partially or completely invalid or unenforceable, then that provision shall only be ineffective to such extent of its invalidity or unenforceability, and the validity or enforceability of any other provision of this Agreement shall not be affected. Any controversy relating to this Agreement shall be settled by arbitration in Chicago, Illinois in accordance with the commercial arbitration rules of the American Arbitration Association, except as otherwise provided in the confidentiality and non-competition agreement attached hereto as Exhibit F. In the event of any inconsistency between this Agreement and any personnel policy or manual of FTD with respect to any matter, this Agreement shall govern the matter.


                                             Sincerely,



                                             /s/ Richard Perry
                                             Richard Perry
                                             Chairman of the Board

Accepted as of this
18th day of August, 1998



/s/ Robert L. Norton
----------------------------
Robert L. Norton



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